  Exhibit 99.1

Company Contact:
RELM Wireless Corporation
William Kelly, EVP & CFO
(321) 984-1414

RELM Wireless Reports Third Quarter 2016 Results
-Sales for the Quarter Grow Approximately 93.7% from Prior Year Third Quarter-
-Q3 EPS Totals $0.05 Compared With $0.02 for Same Quarter Last Year-

WEST MELBOURNE, Florida – November 2, 2016 -- RELM Wireless Corporation (NYSE MKT: RWC) today announced its financial and operating results for the third quarter and nine months ended September 30, 2016.

For the third quarter ended September 30, 2016, sales increased 93.7% to approximately $14.7 million, compared with $7.6 million for the third quarter of 2015. Net income for the third quarter of 2016 totaled approximately $719,000, or $0.05 per basic and diluted share, compared with net income of approximately $212,000, or $0.02 per basic and diluted share, for the same quarter last year.

Gross profit margin for the third quarter 2016 was 31.4% of sales, compared with 45.8% of sales for the same quarter last year. Selling, general and administrative expenses totaled approximately $3.5 million (24.1% of sales) for the third quarter 2016, compared with approximately $3.2 million (41.9% of sales) for the third quarter of 2015.

The Company had approximately $24.3 million in working capital as of September 30, 2016, of which approximately $14.9 million was comprised of cash, cash equivalents and trade receivables. This compares with working capital of approximately $23.9 million as of December 31, 2015, of which approximately $8.8 million was comprised of cash, cash equivalents and trade receivables. As of September 30, 2016, the Company had no borrowings outstanding under its revolving credit facility.

RELM President and Chief Executive Officer David Storey commented, “Our sales for the quarter ended September 30, 2016 were a company record for the third consecutive quarter, and were approximately 94% higher than last year’s third quarter. This brings our year-to-date sales to over $43 million through nine months. Sales to the U.S. Transportation Security Administration (TSA) were a major contributor to this sales performance. We have now shipped over 19,000 radios to 406 airports, and feedback from the field has been very positive.”

Mr. Storey continued, “In addition to the next year on our contract with the TSA, our team is now focused on several substantial new sales opportunities. I believe our success with the TSA provides an important advantage; serving as a foundation and reference that validates RELM’s ability to meet the requirements of other large agencies, which should foster confidence with prospective new customers. We expect this will enhance our ultimate objectives of increased market share and sales growth.”

For the nine months ended September 30, 2016, sales totaled approximately $43.5 million compared with $22.8 million for the same period last year. Net income for the nine months ended September 30, 2016 totaled approximately $2.6 million, or $0.19 per basic and diluted share, compared with $829,000, or $0.06 per basic and diluted share for the same period last year.

Gross profit margins for the nine months ended September 30, 2016 were 32.3% of sales, versus 42.0% of sales for the same period last year. Selling, general and administrative expenses for the nine months ended September 30, 2016 totaled approximately $10.1 million compared with approximately $8.4 million for the same period last year.

Conference Call and Webcast
The Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time, Thursday, November 3, 2016. Shareholders and other interested parties may participate in the conference call by dialing 877-407-8031 (international/local participants dial 201-689-8031) and asking to be connected to the “RELM Wireless Corporation Conference Call” a few minutes before 9:00 a.m. Eastern Time on November 3, 2016. The call will also be webcast at http://www.relm.com. Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet webcast. An online archive of the webcast will be available on the Company’s website for 30 days following the call at http://www.relm.com.

A replay of the conference call will be available one hour after the completion of the call until November 13, 2016, by dialing 877-481-4010 (international/local participants dial 919-882-2331) and entering the conference ID# 13647359.

About APCO Project 25 (P25)

APCO Project 25 (P25), which requires interoperability among compliant equipment regardless of the manufacturer, was established by the Association of Public-Safety Communications Officials and is approved by the U.S. Department of Homeland Security. The shift toward interoperability gained momentum as a result of significant communications failures in critical emergency situations. RELM was one of the first manufacturers to develop P25-compliant technology.

Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act Of 1995. These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: changes or advances in technology; the success of our LMR product line; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; heavy reliance on sales to agencies of the U.S. government; our ability to utilize deferred tax assets; retention of executive officers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and consummate, acquisition or investment transactions, and risks incumbent to being a minority stockholder in a corporation; impact of our investment strategy; government regulation; our business with manufacturers located in other countries; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results; acts of war or terrorism, natural disasters and other catastrophic events; any infringement claims; data security breaches and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE MKT listing; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

RELM WIRELESS CORPORATION
Condensed Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	(Unaudited)		(Unaudited)
	9/30/16	9/30/15	9/30/16	9/30/15

Sales, net	$14,730	$7,606	$43,463	$22,773

Expenses:
Cost of products	10,099	4,120	29,412	13,217
Selling, general and administrative expenses	3,549	3,186	10,110	8,407
Total expenses	13,648	7,306	39,522	21,624

Operating income	1,082	300	3,941	1,149

Other income (expense):
Interest income	2	1	4	1
Other income (expense)	0	(4)	7	37
Total other income (expense)	2	(3)	11	38

Income before income taxes	1,084	297	3,952	1,187

Income tax expense	(365)	(85)	(1,355)	(358)

Net income	$719	$212	$2,597	$829

Net earnings per share - basic	$0.05	$0.02	$0.19	$0.06
Net earnings per share - diluted	$0.05	$0.02	$0.19	$0.06

Weighted average common shares outstanding, basic	13,741	13,718	13,735	13,699
Weighted average common shares outstanding, diluted	13,836	13,794	13,825	13,858

RELM WIRELESS CORPORATION
Condensed Consolidated Balance Sheets
(In Thousands, Except Share Data) (Unaudited)

	September 30,	December 31,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$8,621	$4,669
Trade accounts receivable, net	6,237	4,122
Inventories, net	13,284	16,282
Prepaid expenses & other current assets	1,821	3,081
Total current assets	29,963	28,154

Property, plant and equipment, net	2,629	1,840
Available-for-sale securities	6,472	3,402
Deferred tax assets, net	3,564	5,461
Capitalized software, net	211	370
Other assets	229	222

Total assets	$43,068	$39,449

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,811	$2,285
Accrued compensation and related taxes	1,939	1,136
Accrued warranty expense	586	538
Customer deposits	2	-
Accrued other expenses and other current liabilities	201	168
Deferred revenue	144	136
Total current liabilities	5,683	4,263

Deferred revenue	394	366
Total liabilities	6,077	4,629

Commitments and contingencies

Stockholders' equity:
Preferred stock; $1.00 par value; 1,000,000 authorized
shares, none issued or outstanding.	-	-
Common stock; $0.60 par value; 20,000,000 authorized
shares; 13,754,749 and 13,730,562 issued and outstanding shares	8,253	8,238
at September 30, 2016 and December 31, 2015, respectively.
Additional paid-in capital	25,376	24,926
Retained earnings	1,384	1,259
Accumulated other comprehensive income	2,061	397
Treasury Stock, at cost	(83)	-
Total stockholders' equity	36,991	34,820

Total liabilities and stockholders' equity	$43,068	$39,449